Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (a) the Registration Statements (Form S-8 No. 333-85657, Form S-8 No. 33-57131, Form S-8 No. 33-62968, Form S-8 No. 33-33958, Form S-8 No. 33-20069) pertaining to the Moog Inc. Savings and Stock Ownership Plan, (b) the Registration Statement (Form S-8 No. 333-73439) pertaining to the Moog Inc. 1998 Stock Option Plan, (c) the Registration Statement (Form S-3 No. 333-107586) of Moog Inc. and in the related Prospectus, (d) the Registration Statement (Form S-8 No. 333-111107) pertaining to the Moog Inc. 2003 Stock Option Plan, of our reports dated November 23, 2005 with respect to the consolidated financial statements and financial statement schedule of Moog Inc., Moog Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Moog Inc., included in the Annual Report (Form 10-K) for the year ended September 24, 2005.

/s/ Ernst & Young LLP

Buffalo, New York
December 6, 2005